EX-99.B9-mbnavapp

                                                   [ Division Office Stamp]
Waddell & Reed, Inc.                    Mutual Funds
P.O. Box 29217                          Net Asset Value (NAV)
Shawnee Mission, Kansas 66201-9217      APPLICATION

I (We) make application for an account to be established as follows:
[] A NAV account to be established.
[] A new Fund to be added to an existing NAV account.
[] An existing non-NAV account to be converted to a NAV account.

Check applicable block:
[] Home Office Personnel
[] Field Personnel
[] 401(k) Plan with 100 or more eligible employees
________________________________________________________________________________
REGISTRATION TYPE (one only)   * SEE REVERSE SIDE FOR ELIGIBLE PURCHASERS*
________________________________________________________________________________
NON RETIREMENT PLAN
[] Single Name  [] Joint Tenants W/Right of Survivorship [] Declaration of
                                                            Trusts Revocable
[] Uniform Gifts (Transfers) To Minors [] Other: ______     (Attach CUF022)
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RETIREMENT PLAN
[] Individual IRA                          [] 401(k) Unallocated account
[] Spousal IRA                             [] 401(k) Participant
[] Rollover (Qual. plan lump sum distr.)   [] Keogh Participant* (Profit Sharing
[] Simplified Pension Plan (SEP/SPP)*                             Plan)
   *(If new plan attach Adoption           [] Keogh Participant* (Money Purchase
     Agreement from MRP1166)                                      Plan
                                              *(If new plan attach Adoption
                                                Agreement from MRP1182)
[] TSA or [] 457 Plan      Employer's Name _____________________________________
                                             (Do Not Abbreviate)
(If billing is required,   -----------------------------------------------------
attach form #CSF1417)      Street               City           State       Zip
[] If Tri-Vest, enter Partnership name _____________________________ amt $______
________________________________________________________________________________
REGISTRATION []NEW ACCOUNT or []NEW FUND FOR EXISTING ACCOUNT: [][][][][][][]-[]
                                (Must have same ownership)     Date of Birth
________________________________________________________________________________
Individual Name (exactly as desired) If spousal IRA, name of working spouse; if Keogh or 401(k), name of Plan/Trustee/Custodian.
______________________
Month     Day     Year
________________________________________________________________________________
Joint Name (if any, exactly as desired) If spousal IRA, name of non-working spouse; if Keogh or 401(k) Participant, enter name.
______________________    ______________
Month     Day     Year    Relationship
________________________________________________________________________________
Mailing Address
_______________  ______________  ____________  _____/__________-________________
City                  State           Zip           Telephone

Social Security #:[][][]-[][]-[][][][] or Taxpayer Identification #:
                                                      [][]-[][][][][][][]
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